UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 13, 2007 (December 11, 2007)

Date of report (Date of earliest event reported)

ALLEGHENY ENERGY, INC.

(Exact name of registrant as specified in charter)

Maryland (State or Other Jurisdiction of Incorporation)	1-267 (Commission File Number)	13-5531602 (IRS Employer Identification No.)

800 Cabin Hill Drive Greensburg, Pennsylvania (Address of principal executive of offices)	15601-1689 (Zip code)

Registrant’s telephone number, including area code: (724) 837-3000

N/A (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On December 11, 2007, West Penn Power Company (the “Company”), a wholly-owned subsidiary of Allegheny Energy, Inc. (“Allegheny”), completed an offering of $275.0 million aggregate principal amount of its First Mortgage Bonds, 5.95% Series Due 2017 (the “Securities”) in accordance with the provisions of Rule 144A and Regulation S under the Securities Act of 1933, as amended.

On December 7, 2007, Allegheny issued a press release announcing the offering of the Securities. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

2nd Supplemental Indenture.

The Securities were issued under the Indenture, dated as of August 16, 2006, as supplemented to the date hereof (the “Indenture”), between the Company and Union Bank of California, N.A., as Trustee (the “Trustee”) and the 2nd Supplemental Indenture, dated December 7, effective December 11, 2007, between the Company and the Trustee (the “Supplemental Indenture”). A description of material terms of the Securities issued under the Indenture and the Supplemental Indenture is set forth under Item 2.03 below.

The Company and its affiliates maintain banking relationships with Union Bank of California, N.A. and its affiliates.

The Supplemental Indenture is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Securities bear interest at the rate of 5.95% per year and mature on December 15, 2017. Interest is payable semi-annually in arrears on each June 15 and December 15, commencing June 15, 2008. The Securities are redeemable at the Company’s option, in whole or in part, at any time at the “make-whole” premium described in the Supplemental Indenture.

The Securities are secured by the lien of the Indenture, which establishes a first lien on all of the fixtures and equipment, real property and tangible personal property located in the Commonwealth of Pennsylvania that the Company now owns or may own in the future (other than any property specifically excepted or properly released from the lien thereof), subject to no liens, charges or encumbrances of record except as permitted under the Indenture or the Supplemental Indenture (and except as to certain properties acquired since the date of the latest recorded supplemental indenture (the 1st Supplemental Indenture)). The Securities are the Company’s senior secured indebtedness and rank equally in right of payment with its 5.875% First Mortgage Bonds due 2016 and any future unsubordinated indebtedness. The Indenture permits the Company to “re-open” the offering of Securities without the consent of the holders of the Securities. Accordingly, the principal amount of the Securities may be increased in the future, subject to the receipt of all appropriate regulatory approvals.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

	Exhibit No.	Description
	4.1	2nd Supplemental Indenture, dated December 7, 2007, effective December 11, 2007.
	99.1	Press Release dated as of December 7, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHENY ENERGY, INC.
Dated: December 13, 2007	By:	/s/ Philip L. Goulding
	Name:	Philip L. Goulding
	Title:	Senior Vice President and Chief Financial Office

EXHIBIT INDEX

Exhibit No.	Description
4.1	2nd Supplemental Indenture, dated December 7, 2007, effective December 11, 2007.

99.1	Press Release dated as of December 7, 2007